Exhibit 99.1

Corvex Reports Q1 2026 Financial Results and Provides Business Update

Conference Call at 4:30 PM ET / 1:30 PM PT

ARLINGTON, Va., May 19, 2026 -- Corvex, Inc. (Nasdaq:MOVE), an engineering-led AI computing platform specializing in GPU-accelerated infrastructure for AI workloads, reported first quarter 2026 results and provided a business update.

Reported Q1’26 Highlights:

●	Completed acquisition of Corvex OpCo on March 19, 2026, transitioning the Company’s primary business to AI cloud computing and renaming Movano Inc. to Corvex, Inc., effective March 23, 2026.

●	Including 12 days of Corvex OpCo operations in the period, Q1’26 total revenue was $510 thousand, compared to $206 thousand in Q1’25, including $475 thousand in AI Platform and services revenue contributed during the post-close stub period.

●	Deferred revenue, including current and non-current portions, grew to $4.4 million at March 31, 2026, from $12 thousand at December 31, 2025, reflecting contracted AI compute capacity not yet recognized.

●	Net loss of $(5.1) million, or $(3.13) per share, compared to a net loss of $(5.2) million, or $(5.35) per share, in Q1’25.

●	Adjusted EBITDA[1] loss of $(1.6) million, improved by $3.3 million, or 67%, compared to $(4.9) million in Q1’25, reflecting disciplined execution as the Company concentrates resources on its AI platform opportunity.

●	The Company provided supplemental information, including pro forma consolidated financial data for the first quarter of 2026, including pro forma revenue of $3.7 million, pro forma net loss of $(15.9) million and pro forma adjusted EBITDA loss of $(0.9) million.

●	Cash and cash equivalents of $29.3 million at March 31, 2026.

“The first quarter marked a defining moment for Corvex as we transitioned into the public markets. With our AI platform now operating as a public company, we believe Corvex is well-positioned to help define the next era of AI infrastructure. AI is reshaping the global computing landscape, and by combining scalable AI infrastructure, inference software, and confidential computing into a unified platform, we believe we are well-positioned to help AI-native organizations, enterprises, and government deploy and secure AI at an industrial scale,” said Jay Crystal, Chief Executive Officer of Corvex.

[1]	See “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP results table in this press release for additional information.

First Quarter 2026 Financial Highlights

	Three Months Ended March 31,
	2026	2025
Revenue	$510	$206
Operating expenses	5,357	5,444
Loss from operations	(4,847)	(5,238)
Other income (expense), net	(158)	60
Net loss	$(5,005)	$(5,178)

Cumulative dividends on Series A preferred stock	(96)	—
Net loss attributable to common stockholders	$(5,101)	$(5,178)

Net loss per share, basic and diluted	$(3.13)	$(5.35)

Weighted average shares used in computing net loss per share, basic and diluted	1,628,515	967,331

Conference Call

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 4:30pm ET / 1:30pm PT. The live webcast of the earnings conference call can be accessed at the Corvex Investor Relations website at investors.corvex.ai. A replay of the webcast will be available at the same website.

About Corvex

Corvex is an AI cloud computing company specializing in GPU-accelerated infrastructure for AI workloads. Corvex’s platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Corvex’s infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance, and efficiency at scale. As previously announced on March 19, 2026, Corvex, Inc. (formerly known as Movano Inc.) acquired Corvex Legacy Holdings, Inc. (Corvex OpCo, formerly known as Corvex, Inc.) (such acquisition the “Merger”). Following the Merger, the Company was renamed Corvex, Inc., effective March 23, 2026.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws. Such statements are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements related to our business; our strategy; our capital structure; our future growth; our technology; our projections for future active power; demand for our platform; other estimated amounts included in our revenue backlog figure; our plans to scale our platform and accelerate AI innovation; and strategic opportunities. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements.

Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include but are not limited to our ability to execute our business strategies and manage our growth, our ability to maintain and grow our customer base, continued demand for AI infrastructure, any disruption in our strategic relationships or disruptions with our third-party providers, including our suppliers and data center partners, our ability to develop and maintain our corporate infrastructure and internal controls, our financial performance, capital requirements and ability to raise additional capital and the impact of global political and macroeconomic conditions, including the effects of global geopolitical conflicts, inflation, tariffs, interest rates, any instability in the global banking sector and foreign currency exchange rates. More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, copies of which may be obtained by visiting our Investor Relations website at investors.corvex.ai or the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law. Our results for the fiscal quarter ended March 31, 2026 are not necessarily indicative of our operating results for any future periods.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use adjusted EBITDA to help us evaluate our business. We use this non-GAAP financial measure to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate operating performance. We believe that this non-GAAP financial measure may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. This non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Adjusted EBITDA is defined as net loss, excluding (i) depreciation and amortization, (ii) stock-based compensation, (iii) transaction costs related to the Merger, (iv) Other expense (income), and (v) benefit from income taxes.

A reconciliation is provided below to reconcile adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Corvex encourages investors to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to their most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate Corvex’s business.

Summary Historical and Pro Forma Consolidated Financial Data

To supplement our consolidated financial statements, we have also prepared the unaudited pro forma condensed combined financial information that is included below. This information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” In the unaudited pro forma condensed combined financial information, the Merger has been accounted for as a business combination, using the acquisition method of accounting under U.S. GAAP, where the Company is considered to be the accounting acquirer and Corvex OpCo is the accounting acquiree. For more information on the unaudited pro forma condensed combined financial information, including the notes thereto, see Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 19, 2026.

This unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to indicate the financial conditions or results that would have been obtained had the Merger actually been completed on the assumed date or for the periods presented, nor what may be realized or expected in the future. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined statements of operations and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined statements of operations do not include any management adjustments related to the realization of any costs (or cost savings) from operating efficiencies or synergies. The unaudited condensed combined pro forma statements of operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those illustrated.

Media Contact

Chris Donahoe, Stillpoint

corvex.media@stillpointglobaladvisors.com

CORVEX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data) (unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUE:
Revenue - AI Platform and services	$475	$–
Revenue - Connected devices and services	35	206
Total revenue	510	206

OPERATING EXPENSES:
Cost of revenue - AI Platform and services (exclusive of depreciation and amortization)	247	–
Cost of revenue - Connected devices and services (exclusive of depreciation and amortization)	265	642
Depreciation and amortization	326	38
Technology and infrastructure	822	2,364
Sales and marketing	304	763
General and administrative	3,393	1,637
Total operating expenses	5,357	5,444

Loss from operations	(4,847)	(5,238)

Other (expense) income, net:
Interest expense (related party)	(178)	–
Interest and other income, net	20	60
Other (expense) income, net	(158)	60

Loss before provision for income taxes	(5,005)	(5,178)
Income tax provision	–	–
Net loss	$(5,005)	(5,178)

Cumulative dividends on Series A preferred stock	$(96)	$–
Net loss attributable to common stockholders	$(5,101)	(5,178)

Net loss per share, basic and diluted	$(3.13)	$(5.35)

Weighted average shares used in computing net loss per share, basic and diluted	1,628,515	967,331

CORVEX, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands) (unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$29,330	$2,827
Accounts receivable, net	1,504	–
Inventory	1,776	1,766
Prepaid expenses and other current assets	5,293	394
Total current assets	37,903	4,987
Property and equipment, net	29,074	101
Operating lease right-of-use assets, net	3,792	415
Intangible assets, net	15,359	–
Goodwill	518,263	–
Other assets	92	97
Total assets	604,483	5,600

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	3,668	3,477
Accrued liabilities	1,535	683
Deferred revenue, current	2,226	12
Bridge loan (related party)	4,500	4,382
Operating lease liabilities, current	1,893	253
Finance lease liabilities, current	3,856	–
Total current liabilities	17,678	8,807
Operating lease liabilities, non-current	2,090	267
Finance lease liabilities, non-current	6,559	–
Deferred revenue, non-current	2,153	–
Total non-current liabilities	10,802	267
Total liabilities	28,480	9,074

Commitments and contingencies (Note 13)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 5,000,000 shares authorized at March 31, 2026; 56,639 and 3,000 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively.	574,469	–
Common stock, $0.0001 par value, 500,000,000 shares authorized at March 31, 2026 and December 31, 2025; 1,921,809 and 1,228,272 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	–	10
Additional paid-in capital	172,931	162,908
Accumulated deficit	(171,397)	(166,392)
Total stockholders’ equity (deficit)	576,003	(3,474)
Total liabilities and stockholders’ equity	$604,483	$5,600

CORVEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (unaudited)

	For the three months ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,005)	$(5,178)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	326	38
Stock-based compensation	2,178	299
Noncash lease expense	–	8
Write down of inventory to net realizable value	32	–
Amortization of debt discount (related party)	118	–
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(162)	–
Inventory	(42)	(212)
Prepaid expenses and other current assets	(747)	142
Other assets	48	(4)
Accounts payable	(1,362)	509
Deferred revenue	27	(18)
Operating lease liabilities, net	50	–
Accrued liabilities	251	113
Net cash used in operating activities	(4,288)	(4,303)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,238)	–
Cash acquired in business combination	36,679
Net cash provided by investing activities	30,441	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance lease liabilities	(32)	–
Issuance of common stock, net of issuance costs	–	758
Issuance of common stock upon exercise of stock options	382	–
Net cash provided by financing activities	350	758

Net increase (decrease) in cash and cash equivalents	26,503	(3,545)
Cash and cash equivalents at beginning of period	2,827	7,902
Cash and cash equivalents at end of period	$29,330	$4,357

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1	$–
Cash paid for taxes	$–	$–

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock upon exercise of stock options in exchange for receivable	$11	$–
Business acquired by issuance of equity instruments	$581,911	$–
Broker receivable recorded in prepaid and other current assets for payroll withholding taxes	$97	$–

Reconciliation of GAAP to Non-GAAP Results

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands, except percentages)

	Three Months Ended March 31,		Change
	2026	2025	$	%
Net loss
AI Platform and services	$(1,625)	$–	$(1,625)	(100)%
Connected devices and services	(3,380)	(5,178)	1,798	35%
Total net loss	(5,005)	(5,178)	173	3%

Adjusted EBITDA(1)
AI Platform and services	(98)	–	(98)	(100)%
Connected devices and services	(1,506)	(4,901)	3,395	69%
Total adjusted EBITDA	$(1,604)	$(4,901)	$3,297	67%

(1)	See the “Non-GAAP Financial Measures” section included above for a reconciliation to the most directly comparable GAAP measure.

	Three Months Ended March 31,
AI Platform and services	2026	2025
Net loss	$(1,625)	$–
Depreciation and amortization	295	–
Stock-based compensation(1)	1,232	–
Transaction costs(2)	–	–
Income tax	–	–
Other expense (income), net	–	–
Adjusted EBITDA	$(98)	$–

	Three Months Ended March 31,
Connected devices and services	2026	2025
Net loss	$(3,380)	$(5,178)
Depreciation and amortization	31	38
Stock-based compensation(1)	946	299
Transaction costs(2)	719	–
Income tax	–	–
Other expense(income), net	178	(60)
Adjusted EBITDA	$(1,506)	$(4,901)

(1)	Stock-based compensation: related to 2024 Equity Incentive Plan for employees, contractors, or other entities.

(2)	Related to the transaction costs associated with the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except share and per share data)

	Historical		Total Pro Forma Adjustments
	Corvex, Inc.	Corvex Legacy Holdings, Inc.	Transaction Accounting Adjustments: Merger	Note 1	Pro Forma Combined

Revenue	$510	$3,143	$-		$3,653

COSTS AND EXPENSES:
Cost of revenue (exclusive of depreciation and amortization)	512	1,089	592	(b), (c)	2,193
Depreciation and amortization	326	1,671	272	(a)	2,269
Technology and infrastructure	822	274	946	(c), (d)	2,042
Sales and marketing	304	278	263	(c)	845
General and administrative	3,393	1,965	6,316	(b), (c), (d)	11,674
Total costs and expenses	5,357	5,277	8,389		19,023

Loss from operations	(4,847)	(2,134)	(8,389)		(15,370)

Other income (expense), net:
Interest expense (related party)	(178)	-	-		(178)
Interest and other income, net	20	(462)	57	(b)	(385)
Other income (expense), net	(158)	(462)	57		(563)

Net loss and total comprehensive loss	$(5,005)	$(2,596)	$(8,332)		$(15,933)

Net loss per share, basic and diluted	$(3.13)		$(4.08)		$(7.81)

Weighted average shares used in computing net loss per share, basic and diluted	1,628,515		2,039,726		2,039,726

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share data)

	Historical		Total Pro Forma Adjustments
	Corvex, Inc.	Corvex Legacy Holdings, Inc.	Reclassification Adjustments	Note 2	Transaction Accounting Adjustments: Merger	Note 2	Total Pro Forma Adjustments	Pro Forma Combined

Revenue	$433	$7,102	$-		$-		$-	$7,535

COSTS AND EXPENSES:
Cost of revenue (exclusive of depreciation and amortization)	2,273	2,851	-		2,744	(e), (i)	2,744	7,868
Depreciation and amortization	-	4,392	149	(a)	1,061	(b)	1,210	5,602
Technology and infrastructure	-	1,342	5,667	(a)	4,357	(e), (f)	10,024	11,366
Research and development	5,740	-	(5,740)	(a)	-		(5,740)	-
Sales and marketing	-	1,186	1,410	(a)	1,213	(e)	2,623	3,809
General and administrative	-	7,099	6,437	(a)	30,864	(e), (f), (g), (h), (i)	37,301	44,400
Sales, general and administrative	7,923	-	(7,923)	(a)	-		(7,923)	-
Total costs and expenses	15,936	16,870	-		40,239		40,239	73,045
								-
Loss from operations (1)	(15,503)	(9,768)	-		(40,239)		(40,239)	(65,510)

Other income (expense), net:
Interest expense (related party)	(2,965)	-	-		-		-	(2,965)
Loss (Gain) change in warrant liability fair value	-	(9,575)	-		9,575	(c)	9,575	-
Loss (Gain) in fair value of SAFE liability	-	9,856	-		(9,856)	(d)	(9,856)	-
Interest and other income, net	183	30	-		(77)	(i)	(77)	136
Other income (expense), net	(2,782)	311	-		(358)		(358)	(2,829)

Income tax benefits (expense)	-	(60)	-		-		-	(60)

Net loss and total comprehensive loss	$(18,285)	$(9,517)	$-		$(40,597)		$(40,597)	$(68,399)

Net loss per share, basic and diluted	$(21.79)				$(19.90)		$(19.90)	$(33.53)

Weighted average shares used in computing net loss per share, basic and diluted	840,720				2,039,726		2,039,726	2,039,726

Note 1 – Merger and Reclassification Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for three months ended March 31, 2026

(a)	Reflects the estimated incremental amortization expense of $272 resulting from the Merger.

Amortization expense related to the acquired finite-lived intangible assets has been calculated based on preliminary estimated fair values and estimated useful lives of 7 years for customer relationships and 20 years for trade names.

The amount of amortization expense will ultimately be based on the periods in which the associated economic benefits are expected to be derived and the pattern of benefit for each intangible asset, and therefore, the preliminary amount reported may differ significantly between periods based upon the final values assigned to amortization methodology used for each asset.

A 10% increase or decrease in the estimated fair value of the intangible assets would cause an increase or decrease of $27 to the amortization expense amounts as presented in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026.

(b)	Reflects decrease of lease expense in cost of revenue of $39, sales, general and administrative of $10 and interest expense of $57.

(c)	Reflects stock options post-combination expense of $631 to cost of revenue, $769 to technology and infrastructure, $263 to sales and marketing, and $2,955 to general and administrative.

(d)	Reflects restricted stock units post-combination expense of $177 in technology and infrastructure and $3,371 in general and administrative.

Note 2 – Merger and Reclassification Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2025

(a)	Represents the reclassification of sales, general and administrative expenses into sales and marketing and general and administrative expenses; the reclassification of research and development into technology and infrastructure; and the reclassification of historical Movano depreciation expense from research and development and sales, general and administrative expenses into depreciation expense.

(b)	Reflects the estimated incremental amortization expense of $1,061 resulting from the Merger.

A 10% increase or decrease in the estimated fair value of the intangible assets would cause an increase or decrease of $106 to the amortization expense amounts as presented in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025.

(c)	Elimination of change in fair value of warrant liability as the Corvex Preferred Stock Warrants converted into shares of Corvex common stock and subsequently into Payment Shares, at the Exchange Ratio on the merger date.

(d)	Elimination of change in fair value of SAFE liability as the SAFEs automatically converted into shares of Corvex common stock and subsequently into Payment Shares, at the Exchange Ratio on the merger date.

(e)	Reflects stock options post-combination expense of $2,823 to cost of revenue, $3,540 to technology and infrastructure, $1,213 to sales and marketing, and $13,559 to general and administrative.

(f)	Reflects restricted stock units post-combination expense of $817 in technology and infrastructure and $15,526 in general and administrative.

(g)	Reflects estimated incremental transaction-related costs of approximately $719 incurred by the Company after December 31, 2025.

(h)	Reflects the accrual of severance payments pursuant to pre-existing employment agreements of $1,125.

(i)	Reflects decrease of lease expense in cost of revenue of $79, sales, general and administrative of $65 and interest expense of $77.

Reconciliation of Unaudited Pro Forma GAAP to Non-GAAP Results

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands, except percentages)

	Historical		Pro Forma (i)
	Three Months Ended March 31,	Year Ended December 31,	Three Months Ended March 31,	Year Ended December 31,
Other financial information	2026	2025	2026	2025
(in thousands of USD)
Net loss	$(5,005)	$(18,322)	$(15,933)	$(68,399)
Depreciation and amortization	326	149	2,269	5,602
Stock-based compensation	2,178	2,913	10,344	42,031
Transaction costs (ii)	719	1,093	1,824	4,209
Income tax	-	-	-	60
Interest expense	178	2,782	563	2,829
Adjusted EBITDA	$(1,604)	$(11,385)	$(933)	$(13,668)

(i)	Pro forma combined non-GAAP financial information is derived from the unaudited pro forma condensed combined statements of operations included within the unaudited pro forma condensed combined financial information contained elsewhere in this filing, which has been prepared in accordance with Article 11 of Regulation S-X.

(ii)	Transaction costs in the unaudited pro forma condensed combined statements of operations include transaction-related expenses arising from the Merger, as reflected in the transaction accounting adjustments within the unaudited pro forma condensed combined financial information. These amounts include both historical transaction expenses incurred prior to the closing of the Merger and additional expenses recognized in connection with the transaction.